UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2016

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53252	90-0416683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

34700 Campus Drive, Fremont, CA	94555
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 15, 2016, the WaferGen Bio-systems, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”), having adjourned the Special Meeting on October 26, 2016, for the purpose of soliciting additional proxies to obtain additional votes in favor of the proposal to adopt the merger agreement pursuant to which the Company would become a wholly owned subsidiary of Takara Bio USA Holdings, Inc. (“Takara Bio USA”). 13,500,100 shares of the Company’s common stock were present in person or by proxy at the meeting, representing approximately 71.32% of the 18,927,726 shares of common stock outstanding and eligible to vote. The certified results of the matters voted upon at the meeting, which are more fully described in the proxy statement for the Special Meeting filed with the Securities and Exchange Commission on September 15, 2016 (the “Proxy Statement”), are as follows:

1.	The stockholders approved the merger agreement pursuant to which the Company would become a wholly owned subsidiary of Takara Bio USA:

	For	Against	Abstain
Votes	11,312,024	2,129,018	59,058
% of Votes Cast	83.79%	15.77%	0.44%
% of Outstanding Shares	59.76%	11.25%	0.31%

2.
The stockholders approved, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, with votes cast as follows:

	For	Against	Abstain
Votes	6,516,653	5,972,029	1,011,418
% of Votes Cast	48.27%	44.24%	7.49%

3.
The stockholders approved certain payments to the non-employee members of the Company’s board of directors and to the non-employee members of the strategic committee of the Company’s board of directors that was formed in November 2015 to consider and evaluate strategic opportunities and alternatives for the Company, with votes cast as follows:

	For	Against	Abstain
Votes	6,321,136	6,071,723	1,107,241
% of Votes Cast	46.82%	44.98%	8.20%

In connection with the Special Meeting, the Company also solicited proxies with respect to the adjournment of the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies to approve Proposals 1, 2 and 3.  As there were sufficient votes at the time of the Special Meeting to approve Proposals 1, 2 and 3, the adjournment or postponement of the Special Meeting to solicit additional proxies for such purpose was unnecessary and such proposal was not submitted to the Company’s stockholders for approval at the Special Meeting.

Upon the completion of the merger, which is subject to the conditions set forth in the merger agreement, the Company’s outstanding equity securities will be automatically converted into the right to receive a cash payment, as further described in the Proxy Statement.

8.01. Other Events.
On November 15, 2016, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

9.01. Financial Statements and Exhibits.
The exhibit required to be filed as a part of this Form 8-K is listed in the Exhibit Index attached hereto and incorporated herein by reference.

Forward-Looking Statements
This Current Report on Form 8-K and press release filed as an exhibit hereto contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. Forward-looking statements in this Current Report on Form 8-K and press release filed as an exhibit hereto may address the following subjects among others: the holding of the special meeting, statements regarding the anticipated closing of the Takara Bio merger agreement, sufficiency of our capital resources, expected operating losses, expected revenues, expected expenses, expected cash usage, our expectations regarding our development of future products including single cell analysis technologies and our expectations concerning our competitive position and business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the proxy statement for the special meeting as well as in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.
Date: November 15, 2016	By:	/s/ Michael P. Henighan
Name: Michael P. Henighan
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated November 15, 2016, issued by WaferGen Bio-systems, Inc.